Exhibit 35.1



[logo]                                               Wilshire Credit Corporation
Exhibit U
                                                                        Payments
March 12, 2008                           P.O. Box 105344; Atlanta, GA 30348-5344
                                       or P.O. Box 7195; Pasadena, CA 91109-7195

                                                                  Correspondence
                                          P.O. B0X 9517; Portland, OR 97207-8517

                                                                           Phone
                                                                  (503) 952-7947
                                                                  {888) 502-0100

                                                                             Fax
                                                                  (503) 952-7476

                                                                        Web Site
                                                                  www.wcc.ml.com

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Attn: Karlene Benvenuto

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, NY 10080
Attn: Ketan Parekh

Re:   Annual Officer's Certificate
      (Wilshire Pool 694) Pooling & Servicing Agreement dated as of April 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Deutsche Bank National Trust Company, Trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1.

I, Ken Frye, Senior Vice President, Loan Servicing of Wilshire Credit Corporation (the "Servicer"), hereby certify that:

(i) A review of the activities of the Servicer during such preceding calendar year and of the performance under the Agreement has been made under my supervision, and

(ii) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof.

Wilshire Credit Corporation, as Servicer

Certified By: /s/ Ken Frye
             ------------------
Name:  Ken Frye
Title: Senior Vice President, Loan Servicing